"SECOND ADDENDUM"

This Second Addendum is intended to amend that Distributor Agreement executed on June 24th 2013 between Alkame Water, Inc. ("Distributor") and Xtreme Technologies, Inc. ("Company"), as follows:

1. The term commencement date for purposes of Section II of the Distributorship Agreement is hereby extended to June 15, 2013.

2. Subsection III F. is hereby deleted in its entirety and restated as follows:

"F. Distributor shall supply all bottles, caps, labels and boxes required by Company to manufacture the New Brand. Company shall not be responsible for any delays in production caused by Distributor’s failure to provide such materials to Company on a timely basis. Pricing for bottling and/or licensing the production of product shall be determined by Company and mutually agreed upon by the parties. Company shall give Distributor at least 30 days, prior notice of any increases in the pricing."

3. All other terms and conditions of the Distributorship Agreement shall remain in full force and effect and not be altered or amended by this Second Addendum.

/s/ Jeffery Crandall	Date: 6/24/13
Xtreme Technologies, Inc., President/CEO

/s/ Robert Eakle	Date: 6/24/13
Alkame Water, Inc., President

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